UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 20, 2008
DUNCAN ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33266 (Commission File Number)	20-5639997 (I.R.S. Employer Identification No.)
1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Unless the context requires otherwise, references to “we,” “us,” “our,” “Partnership,” or “Enterprise Products Partners” within the context of this Current Report on Form 8-K refer to Duncan Energy Partners L.P.
          (e) On February 20, 2008, EPCO Holdings, Inc. (“EPCO Holdings”) agreed to make contributions of $18,000,000 in the aggregate (the “Initial Contribution”) to Enterprise Unit L.P. (“Enterprise LP”). EPCO, Inc. (“EPCO”), a related party affiliate, formed Enterprise LP concurrent with the date on which EPCO Holdings first made contributions to Enterprise LP to serve as an incentive arrangement for certain employees of EPCO through a “profits interest” in Enterprise LP. EPCO is the general partner of Enterprise LP, EPCO Holdings is a Class A Limited Partner, and certain executive officers and employees of EPCO working on behalf of Duncan Energy Partners and Enterprise Products Partners L.P., including each of our named executive officers, are Class B Limited Partners. These awards are designed to provide additional long-term incentive compensation for certain of our officers. The profits interest awards (or Class B limited partner interests) in Enterprise LP entitle the holder to participate in the appreciation in value of common units representing limited partner interests in Enterprise GP Holdings (the “EPE Units”) and in the value of common units representing limited partner interests in Enterprise Products Partners L.P. (the “EPD Units” and, together with the EPE Units, the “Units”) and are subject to forfeiture. The Class B limited partner interests were issued without any capital contribution. At February 20, 2008, our named executive officers held Class B limited partner interests in Enterprise LP as follows: Richard H. Bachman, 9.7%, Michael A. Creel, 17.48%, W. Randall Fowler, 7.77% and Michael J. Knesek, 4.85%.
          Unless otherwise agreed to by EPCO, EPCO Holdings and a majority in interest of the Class B limited partners of Enterprise LP, Enterprise LP will terminate at the earlier of February 20, 2014 (six years from the date of the partnership agreement) or a change in control of Enterprise Products Partners L.P. or Enterprise GP Holdings. Enterprise LP has the following material terms regarding its quarterly cash distribution to partners:
▪	Distributions of cash flow – Each quarter, 100% of the cash distributions received by Enterprise LP from us and from Enterprise Products Partners L.P. will be distributed to the Class A limited partner until EPCO Holdings has received an amount equal to the Class A preferred return (as defined below), and any remaining distributions received by Enterprise LP will be distributed to the Class B limited partners. The Class A preferred return equals the Class A capital base (as defined below) multiplied by 5.0% per annum. The Class A limited partner’s capital base equals the amount of any contributions of cash or cash equivalents made by the Class A limited partner to Enterprise LP, plus any unpaid Class A preferred return from prior periods, less any distributions made by Enterprise LP of proceeds from the sale of our units owned by Enterprise LP (as described below).

▪	Liquidating Distributions – Upon liquidation of Enterprise LP, units having a fair market value equal to the Class A limited partner capital base will be distributed to EPCO Holdings, plus any accrued Class A preferred return for the quarter in which liquidation occurs. Any remaining units will be distributed to the Class B limited partners.

▪	Sale Proceeds – If Enterprise LP sells any Units that it beneficially owns, the sale proceeds will be distributed to the Class A limited partner and the Class B limited partners in the same manner as liquidating distributions described above.
          The Class B limited partner interests in Enterprise LP that are owned by EPCO employees are subject to forfeiture if the participating employee’s employment with EPCO and its affiliates is terminated prior to February 20, 2014, with customary exceptions for death, disability and certain retirements. The risk of forfeiture associated with the Class B limited partner interests in Enterprise LP will also lapse upon certain change of control events.
          A portion of the fair value of these equity awards will be allocated to us under the EPCO administrative services agreement as a non-cash expense. We will not reimburse EPCO, Enterprise LP or any of their affiliates or partners, through the administrative services agreement or otherwise, for any expenses related to Enterprise LP, including the Initial Contribution by EPCO Holdings.

          A copy of the Enterprise LP Partnership Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1
Agreement of Limited Partnership of Enterprise Unit L.P. dated February 20, 2008 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Enterprise Products Partners L.P. on February 26, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.
	By:	DEP Holdings, LLC,
its General Partner

Date: February 26, 2008	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of DEP Holdings, LLC

Exhibit Index

Exhibit No.	Description

10.1
Agreement of Limited Partnership of Enterprise Unit L.P. dated February 20, 2008 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Enterprise Products Partners L.P. on February 26, 2008).

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